Exhibit (10)


       [Letterhead of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
                              One Financial Center
                          Boston, Massachusetts 02111


                                                       Telephone: 617/542-6000
                                                       Telex: 94-0198
                                                       Fax 617/542-2241


                                                       Direct Dial Number
                                                       (617) 348-1669]



                                                            November 24, 1992


State Street Growth Trust
One Financial Center
Boston, Massachusetts 02111


Dear Sir:

         We are furnishing this opinion and consent to the use of our name with a view to your filing the same or duplicates thereof with the Securities and Exchange Commission, Washington, D.C., as Exhibit 10 to your registration statement on Form N-1A, which consists of a filing under the Securities Act of 1933, as amended, and Amendment No. 16 to your Registration Statement under the Investment Company Act of 1940, as amended, (No. 811-985) filed by you with said Commission and with which this opinion or duplicates thereof are to be filed. Said Registration Statement relates in part to the proposed public offering of an indefinite number of shares of beneficial interest in State Street Growth Fund ("Shares"), a series of State Street Growth Trust.

         We have examined all such records, papers and documents as we believe necessary in order to enable us to render the opinion set forth below.

         On the basis of the foregoing we are of the opinion that:

         1. State Street Growth Trust (the "Trust") was duly formed and is a lawfully existing Massachusetts Business Trust under the laws of the Commonwealth of Massachusetts.

         2. The Trust has authorized an unlimited number of shares of beneficial interest.

         3. The Shares have been duly authorized and, when the Shares are issued and delivered in the manner, and the Trust has received therefor the consideration, described in said Registration Statement and in the related Prospectus upon or after the effective date thereof, the Shares so issued and delivered will be legally and validly issued, fully paid and nonassessable.



                                           Very truly yours,


                        /s/ Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

                                           MlNTZ, LEVIN, COHN, FERRIS,
                                             GLOVSKY AND POPEO, P.C.